UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

Premier Exhibitions, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 842-2600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 16, 2011, Premier Exhibitions, Inc. (the “Company”) and Sports Immortals, Inc., Jim Platt and Joel Platt (together, “Sports Immortals”) entered into a Settlement and Release Agreement (the “Agreement”). The Agreement is in settlement of litigation between the parties in the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida. In exchange for full settlement and release of all claims of Sports Immortals, pursuant to the Agreement the Company has agreed to pay $475 thousand currently, $475 thousand on the first anniversary of settlement, and to exchange certain warrants previously issued to Jim Platt and Joel Platt for warrants with an exercise price set at the market price on the date of settlement.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Settlement Agreement and Release, dated August 16, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ Michael Little
Michael Little
Chief Financial Officer

Date: August 22, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement and Release Agreement, dated August 16, 2011